Exhibit 99.2

OXFORD INDUSTRIES, INC.
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
This unaudited pro forma financial information should be read in conjunction with our consolidated financial statements and notes included in our annual report filed on Form 10-K for the year ended January 31, 2015 (fiscal 2014) and our unaudited condensed consolidated financial statements and notes included in our quarterly report on Form 10-Q for the first quarter of fiscal 2015 (quarter ended May 2, 2015).
On July 17, 2015, we entered into and executed certain definitive agreements to sell our equity interests in Ben Sherman Limited and Ben Sherman Clothing LLC, which represent substantially all of the assets and operations of our Ben Sherman operating group, for £40.8 million.
The following unaudited pro forma condensed consolidated statements of operations for the full year of fiscal 2014 and the first quarter of fiscal 2015 have been prepared to give effect to the disposal of all of the assets and operations of our Ben Sherman operating group (which we refer to as the Discontinued Operations) as if the disposal had occurred on February 2, 2014 (the first day of fiscal 2014). The following unaudited pro forma condensed consolidated balance sheet as of May 2, 2015 has been prepared to give effect to the disposal of the Discontinued Operations as if the disposal had occurred on May 2, 2015.
These unaudited pro forma condensed consolidated financial statements are prepared based on currently available information and are intended for informational purposes only. These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of actual results that would have been achieved had the disposal been completed as of the dates specified above. In addition, future results may vary significantly from the results reflected in these financial statements. For example this financial information does not reflect any potential impact from the use of the proceeds from the transaction other than the repayment of debt or cost reductions, if any, of previously allocated corporate overhead costs. The amount or timing of proceeds to be received and used to reduce debt as presented in the pro forma balance sheet as of May 2, 2015 is not necessarily reflective of the anticipated impact of the transaction at closing due to the impact of seasonal differences and foreign currency exchange rate changes between May 2, 2015 and the date of the transaction, as well as other factors that could impact proceeds realized.

OXFORD INDUSTRIES, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FISCAL 2014
(UNAUDITED)
(in thousands, except per share amounts)

	As Reported	Pro Forma Adjustments		Pro Forma
	(a)	(b)
Net sales	$997,806	$(77,481)		$920,325
Cost of goods sold	443,127	(40,751)		402,376
Gross profit	554,679	(36,730)		517,949
SG&A	488,924	(50,130)	(c)	438,794
Change in fair value of contingent consideration	275	—		275
Royalties and other operating income	18,123	(4,184)		13,939
Operating income	83,603	9,216		92,819
Interest expense, net	3,483	(1,563)	(d)	1,920
Earnings from continuing operations before income taxes	80,120	10,779		90,899
Income taxes	34,362	1,932	(e)	36,294
Net earnings from continuing operations	$45,758	$8,847		$54,605

Net earnings from continuing operations per share:
Basic	$2.79	$0.54		$3.32
Diluted	$2.78	$0.54		$3.32

Weighted average shares outstanding:
Basic	16,429			16,429
Diluted	16,471			16,471

OXFORD INDUSTRIES, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FIRST QUARTER FISCAL 2015
(UNAUDITED)
(in thousands, except per share amounts)

	As Reported	Pro Forma Adjustments		Pro Forma
	(f)	(g)
Net sales	$260,394	$—		$260,394
Cost of goods sold	106,002	—		106,002
Gross profit	154,392	—		154,392
SG&A	122,680	—		122,680
Royalties and other operating income	3,770	—		3,770
Operating income	35,482	—		35,482
Interest expense, net	773	(222)	(h)	551
Earnings from continuing operations before income taxes	34,709	222		34,931
Income taxes	13,385	85	(e)	13,470
Net earnings from continuing operations	$21,324	$137		$21,461

Net earnings from continuing operations per share:
Basic	$1.30	$0.01		$1.31
Diluted	$1.29	$0.01		$1.30

Weighted average shares outstanding:
Basic	16,445			16,445
Diluted	16,525			16,525

OXFORD INDUSTRIES, INC.
NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(a)	Derived from our consolidated statement of operations included in our annual report on Form 10-K for fiscal 2014.

(b)	Represents the respective historical individual line items of the Discontinued Operations’ statements of operations, except as otherwise noted.

(c)
Represents SG&A of the Discontinued Operations, but excludes approximately $1.6 million in fiscal 2014 of corporate overhead and service costs that had previously been recognized in the Discontinued Operations. Such corporate overhead and service costs may not be eliminated as a result of the transaction, and therefore remain in continuing operations.

(d)
Represents the sum of (1) interest expense that would not have been incurred had the disposal of the Discontinued Operations occurred as of February 2, 2014 ($1.3 million) as proceeds from the transaction were assumed to reduce debt levels under the $235 million U.S. revolving credit agreement and (2) interest expense that has been reclassified to discontinued operations as the interest associated with the U.K. revolving credit agreement was determined to be directly attributable to the Discontinued Operations ($0.2 million).

(e)
Represents the residual income taxes attributable to the Pro Forma Adjustments after calculating income taxes for continuing operations excluding the Discontinued Operations. The income taxes associated with the Pro Forma Adjustments generally reflect an income tax deduction at the statutory rate for domestic losses and expenses but no income tax benefit for foreign losses reflecting the recent historical operating losses which generally require a valuation allowance be recognized for any such loss carryforward.

(f)	Derived from our consolidated statement of operations included in our quarterly report on Form 10-Q for the first quarter of fiscal 2015.

(g)
Individual line items of the Discontinued Operations had already been reported as discontinued operations in the first quarter of fiscal 2015, therefore no Pro Forma Adjustments for the Discontinued Operations are necessary, except as otherwise noted.

(h)
Represents interest expense that would not have been incurred had the disposal of the Discontinued Operations occurred as of February 2, 2014 as proceeds were assumed to reduce debt levels under the $235 million U.S. revolving credit agreement.

OXFORD INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
MAY 2, 2015
(UNAUDITED)
(in thousands, except par amounts)

	As Reported	Pro Forma Adjustments		Pro Forma
	(a)	(b)
ASSETS
Current Assets:
Cash and cash equivalents	$8,913	$—		$8,913
Receivables, net	82,338	—		82,338
Inventories, net	114,376	—		114,376
Prepaid expenses, net	20,774	—		20,774
Deferred tax assets	25,219	—		25,219
Assets related to discontinued operations, net	70,620	(70,620)		—
Total current assets	322,240	(70,620)		251,620
Property and equipment, net	149,279	—		149,279
Intangible assets, net	145,902	—		145,902
Goodwill	17,313	—		17,313
Other non-current assets, net	22,911	—		22,911
Total Assets	$657,645	$(70,620)		$587,025
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$50,945	$—		$50,945
Accrued compensation	22,449	—		22,449
Income taxes payable	14,697	—		14,697
Other accrued expenses and liabilities	29,170	—		29,170
Liabilities related to discontinued operations	18,208	(18,208)		—
Total current liabilities	135,469	(18,208)		117,261
Long-term debt	130,572	(57,716)	(c)	72,856
Other non-current liabilities	56,154	—		56,154
Non-current deferred income taxes	29,451	—		29,451
Commitments and contingencies
Shareholders’ Equity:
Common stock, $1.00 par value per share	16,583	—		16,583
Additional paid-in capital	120,393	—		120,393
Retained earnings	198,333	(19,054)	(d)	179,279
Accumulated other comprehensive loss	(29,310)	24,358		(4,952)
Total shareholders’ equity	305,999	5,304		311,303
Total Liabilities and Shareholders’ Equity	$657,645	$(70,620)		$587,025

OXFORD INDUSTRIES, INC.
NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(a)	Derived from Oxford Industries, Inc.’s quarterly report on Form 10-Q as of May 2, 2015.

(b)	Represents the elimination of the amounts included in the Discontinued Operations’ balance sheet as of May 2, 2015, unless otherwise noted.

(c)
Represents the estimated proceeds to be utilized as a reduction of debt under our U.S. revolving credit agreement resulting from the £40.8 million sales price of the transaction less a preliminary working capital adjustment, transaction costs and other associated expenses, as well as income taxes. The amount or timing of proceeds to be received and utilized to reduce debt as presented as of May 2, 2015 is not necessarily reflective of the anticipated impact of the transaction at closing due to the impact of seasonal differences and foreign currency exchange rate changes between May 2, 2015 and the date of the transaction as well as other factors that could impact proceeds realized.

(d)
Represents the estimated net loss on the transaction, assuming the transaction occurred on May 2, 2015, after considering the transaction costs and other associated expenses, as well as income taxes. The amount of the net loss as of May 2, 2015 is not necessarily reflective of the anticipated net loss of the transaction at closing due to the impact of seasonal differences and foreign currency exchange rate changes between May 2, 2015 and the date of the transaction, as well as other factors that could impact the loss realized.